UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2021

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2021, Precision BioSciences, Inc. (the “Company”) and Matthew Kane, the Company’s President and Chief Executive Officer, entered into a Transition and Separation Agreement (the “Transition Agreement”) in connection with the Company’s transition plan to commence a search for Mr. Kane’s successor.

Pursuant to the Transition Agreement, Mr. Kane will continue to serve as the Company’s President and Chief Executive officer and a member of the Board of Directors of the Company (the “Board”) until his successor commences employment with the Company (the “Resignation Date” and, such term, the “Transition Term”).  During the Transition Term, Mr. Kane will (i) continue to receive his annual base salary of $573,000 (the “Base Salary”); (ii) to the extent unpaid, receive his annual bonus for calendar year 2020; (iii) continue to participate in the Company’s employee benefit plans and programs, subject to the terms and conditions of such plans and programs; and (iv) continue to vest in his outstanding Company option awards. Subject to Mr. Kane remaining continuously employed by the Company through the Resignation Date, he will also be eligible to receive a pro-rata portion of his annual bonus for calendar year 2021 based on his performance for the year as determined by the Board.

Subject to Mr. Kane remaining continuously employed by the Company through the Resignation Date, or if the Company terminates Mr. Kane’s employment prior to the Resignation Date for reasons other than “cause” (as defined in the Transition Agreement) or Mr. Kane’s material breach of the Transition Agreement, then, subject to Mr. Kane’s continued compliance with his Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement and execution of a general release of claims, Mr. Kane will be entitled to receive (i) a cash payment equal to 1.1 times the Base Salary, payable in the form of salary continuation over 12 months; (ii) reimbursement for additional costs Mr. Kane incurs for continued coverage under the Company’s group health insurance under COBRA for up to 12 months; and (iii) continued vesting of his outstanding Company option awards through October 1, 2022 and the right to exercise any vested options until January 1, 2023.

From and after the Resignation Date through October 1, 2022 (the “Advisory Term”), Mr. Kane agreed to serve as a non-employee advisor to the Company to assist in the transition.  During the Advisory Term, Mr. Kane will be entitled to receive an advisory fee equal to the Base Salary through December 31, 2021 and 33% of the Base Salary from January 1, 2022 through October 1, 2022.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Transition and Separation Agreement between Precision BioSciences, Inc. and Matthew Kane, dated April 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: April 6, 2021	By:	/s/ Dario Scimeca
Dario Scimeca
General Counsel